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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

SCHAWK, INC.

1.       Schawk Canada, Inc.

         a.       Stanmont, Inc.

         b.       Herzig Somerville Limited

         c.       Design Partners Inc.

         d.       Cactus Imaging Centres, Inc.

2.       Schawk de Mexico, S. de R.L. de C.V.

         a.       Schawk Servicios Administrativos, S. de R.L. de C.V.

3.       Schawk GmbH

4.       Schawk USA, Inc. (wholly-owned subsidiary of Schawk, Inc.)

         a.       Designer's Atelier, Inc.

         b.       Horan Imaging Solutions, Inc.

         c.       Inter-Process Service, Inc.

         d.       Intergraphx, Inc.

         e.       Schawk Japan, Inc.

         f.       Color One, Inc.

         g.       Schawk Asia, Inc.

         h.       LSI/Kala, Inc.

         i.       Schawk Global Enterprises, Inc.

         j.       Schawk (BVI) Holdings, Inc.

                  i.       Schawk (BVI) Services, Inc.

                  ii.      Schawk Labaun, Inc.

                           (1)      Laserscan (Sdn Berhad) (Company No.
                                    138179-A)

                                    (x)     Laserscan (KL) Sdn Bhd

                                    (y)     Laserscan (Singapore) Pte Ltd.

                                    (z)     Laserscan Flexographic Sdn Bhd

                                    (aa)    Laserscan Technology (M) Sdn Bhd

                                    (bb)    Tayo Laserscan Flexographic
                                            (Shanghai) Co. Ltd.



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